PTN MEDIA, INC.

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                                                   Cumulative
                                                                                                                   During the
                                                                For the Period                                     Development
                                                                 May 27, 1997               For the Six               Stage
                                                                  (Inception)              Months Ended           (May 27, 1997
                                                               December 31, 1997           June 30, 1998         To June 30, 1998)
                                                               -----------------           -------------         -----------------
                                                                                            (Unaudited)             (Unaudited)
NET (LOSS)                                                        $(261,267)                 $(552,529)              $(813,796)
                                                                  =========                  =========               =========

WEIGHTED AVERAGE COMMON SHARES                                    3,041,680                  3,041,680               3,041,680
                                                                  =========                  =========               =========

BASIC (LOSS) PER COMMON SHARE                                         $(.09)                     $(.18)                  $(.27)
                                                                      =====                      =====                   =====